UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 4, 2010 (January 29, 2010)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 29, 2010, the Audit Committee of the Board of Directors of the Company concluded, based on the recommendation of management, that the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 and the consolidated interim financial statements for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 each as filed with the Securities and Exchange Commission, should be restated to correct errors related to:

•                  Operational errors in the amounts that the Company pays its drop ship fulfillment partners and an amount due from a vendor that went undiscovered for a period of time.  Specifically, these errors related to (1) amounts the Company paid to partners or deducted from partner payments related to return processing services and product costs and (2) amounts the Company paid to a freight vendor based on incorrect invoices from the vendor.  Once discovered, the Company applied “gain contingency” accounting for the recovery of such amounts, which it has now determined was an inappropriate accounting treatment. Correction of these errors is expected to shift approximately $1.7 million of income recognized in fiscal year 2009 back to fiscal year 2008.

•                  The accounting for certain of the Company’s share-based compensation plans.  Specifically, the Company incorrectly amortized the expense related to restricted stock units based on the actual three year vesting schedule rather than a three year straight line amortization and applied an outdated forfeiture rate in calculating its expense under the plans. Correction of these errors is expected to decrease income for fiscal year 2008 by approximately $350,000, and to decrease income for the nine months ended September 30, 2009 by approximately $900,000.

•                  Other miscellaneous corrections and reclassifications, none of which were material either individually or in the aggregate.

PricewaterhouseCoopers LLP, KPMG LLP, and management are still in the process of reviewing these corrections and therefore these amounts could change.

Accordingly, the consolidated financial statements for the fiscal year ended December 31, 2008 and for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 in the Reports identified above should no longer be relied upon. Management and the Audit Committee have discussed this matter with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2008 and KPMG LLP, the Company’s independent registered public accounting firm for 2009, noting that KPMG has not completed its SAS 100 reviews for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009. The Company intends to file amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and amended results for fiscal year 2008 (reported within its Form 10-K for fiscal year 2009) as soon as practicable. The Company expects that these restatements will have an immaterial impact on revenue and a material impact on net income/loss reported in the consolidated financial statements in these Reports.

As previously disclosed in a January 14, 2010 Form 8-K/A filing Patrick Byrne, the Company’s Chief Executive Officer, had stated to The New York Observer, “that the company is about to report its first annual profit.”  The Company continues to believe that it will report positive net income for fiscal 2009.

The Audit Committee has instructed management to prepare a comprehensive review and analysis of the causes of the errors identified above.  The Audit Committee has further instructed management to submit to the Audit Committee a comprehensive detailed plan for the remediation of the underlying cause of the errors and for the implementation of stricter policies to avoid errors or deficiencies in accounting procedures and application going forward.

These restatements are expected to address all outstanding issues raised in the comment letter dated November 3, 2009 that the Company received from the Division of Corporation Finance of the Securities and Exchange Commission.  The Company continues to cooperate with the previously-announced investigation described in the notice dated September 15, 2009 from the Division of Enforcement of the Securities and Exchange Commission stating that the Commission is conducting an investigation concerning Overstock’s previously-announced restatements of its financial statements in fiscal 2006 and fiscal 2008 and other matters.

In connection with the restatement of the Company’s fiscal 2008 consolidated financial statements, management has reassessed the Company’s controls and procedures including internal control over financial reporting as of December 31, 2008.  Management has concluded that there was a deficiency in the operating effectiveness of the Company’s controls in place related to accounting for billings to drop ship fulfillment partners which constituted a material weakness.  Accordingly, management’s report on internal control over financial reporting for fiscal 2008 can no longer be relied upon. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements,” including statements regarding the anticipated adjustments to the Company’s prior period financial statements. There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009,  June 30, 2009 and September 30, 2009, subject, in each case, to the matters described in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance

Date: February 4, 2010